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                                  EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Belden Inc. Employee Stock Purchase Plan (No.33-66830), the Belden Inc. Long-Term Incentive Plan (No. 33-83154, No.333-74923, and No. 333-51088), the Belden Inc. Non-Employee Director Stock Plan (No. 333-11071), and the Belden U.K. Employee Share Ownership Plan (No.333-75350) of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of Belden Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                     /s/ Ernst & Young LLP

St. Louis, Missouri
March 12, 2003